Exhibit 99.1

NEWS BULLETIN	FARO Technologies Inc. 250 Technology Park Lake Mary, FL 32746
The Measure of Success	FOR IMMEDIATE RELEASE

SOURCE/CONTACT: Nancy Setteducati

nancy.setteducati@faro.com, 407-333-9911

Kathleen J. Hall Named Senior Vice President and

Managing Director for FARO Americas

July 15, 2013 - Lake Mary, FL – FARO Technologies, Inc., (NASDAQ: FARO) announced today that Kathleen J. Hall has been named Senior Vice President and Managing Director for FARO Americas. She will be responsible for all of FARO’s sales, marketing, manufacturing, supply chain and R&D functions across North, Central and South America.

Most recently, Ms. Hall served as a Corporate Officer at Avery Dennison as Vice President & General Manager of the company’s Graphics and Reflective Solutions and Performance Tapes Americas’ businesses.

Prior to joining Avery Dennison, she spent twenty-six years at E.I. duPont de Nemours & Company in roles of increasing responsibility, ranging from operations and sourcing to sales, marketing and global business leadership.

“We are excited to welcome Kathleen to the team,” said Jay Freeland, FARO’s President and CEO. “Her broad range of global business leadership, profit & loss expertise, and deep functional experience will further strengthen our executive team and complement our expanding business.”

Ms. Hall holds a Bachelor of Science degree in Industrial Engineering from Lehigh University in Bethlehem, PA. She has served on the Board of Trustees of the Avery Dennison Foundation and on the Board of Directors for Power Up Gambia, a non-profit organization committed to providing power and water to health care facilities in The Gambia through solar energy.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about Ms. Hall’s contribution to FARO and the expansion of FARO’s business. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “will” and similar expressions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	Ms. Hall’s ability to integrate into FARO’s management team and operations;

•	development by others of new or improved products, processes or technologies that make FARO’s products obsolete or less competitive;

•

declines or other adverse changes, or lack of improvement, in industries that FARO serves or the domestic and international economies in the regions of the world where FARO operates and other general economic, business, and financing conditions;

•

risks associated with international operations, such as fluctuations in currency exchange rates, difficulties in staffing and managing foreign operations, political and economic instability, compliance with import and export regulations, and the burdens and potential exposure of complying with a wide variety of U.S. and foreign laws and labor practices;

•	other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Forward-looking statements in this release represent FARO’s judgment as of the date of this release. FARO undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About FARO

FARO is the world’s most trusted source for 3D measurement & imaging technology. The Company develops and markets computer-aided measurement and imaging devices and software. Technology from FARO permits high-precision 3D measurement, imaging and comparison of parts and compound structures within production and quality assurance processes. The devices are used for inspecting components and assemblies, production planning, documenting large volume spaces or structures in 3D, surveying and construction, as well as for investigation and reconstruction of accident sites or crime scenes.

Worldwide, approximately 15,000 customers are operating more than 30,000 installations of FARO’s systems. The Company’s global headquarters is located in Lake Mary, FL, its European head office in Stuttgart, Germany and its Asia/Pacific head office in Singapore. FARO has branches in Brazil, Mexico, Germany, United Kingdom, France, Spain, Italy, Poland, Netherlands, India, China, Singapore, Malaysia, Vietnam, Thailand and Japan.

Further information: http://www.faro.com.

###